UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 24, 2013

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208)-468-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 24, 2013, Banner Corporation (“Banner”) and Home Federal Bancorp, Inc. (“Home”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of September 24, 2013, providing for the merger of Home with and into Banner.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  In addition, on September 25, 2013, Banner and Home intend to provide supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors.  The slides that will be made available in connection with the presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts.  These forward-looking statements are subject to numerous risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Home and Banner.

These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Home in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Home and Banner; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions.

For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Home’s and Banner’s most recent Forms 10-K and 10-Q reports and to Home’s and Banner’s most recent Form 8-K reports, which are available online on Home’s website at www.myhomefed.com/ir under the link “SEC Filings, Ownership and Forms”  and on Banner’s website at
http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Home or Banner. Home and Banner undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information

Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Home that also constitutes a prospectus of Banner, which will be sent to the stockholders of Home. Stockholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Banner, Home and the proposed transaction. When filed, this document and other documents relating to the merger filed by Banner and Home can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the websites of Home and Banner referenced above. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Home, upon written request to Home Federal Bancorp, Inc., Attn: Chief Financial Officer, 500 12th Avenue South, Nampa, Idaho or by calling (208) 468-5156.

Participants in this Transaction

Banner, Home and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of Banner relating to its 2013 Annual Meeting of Stockholders filed with the SEC by Banner on March 19, 2013, and the definitive proxy statement of Home relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 15, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are being filed herewith:

99.1	Joint Press Release dated September 24, 2013
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: September 25, 2013	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and
Chief Financial Officer